Exhibit 3.1

Fourth Amended and Restated

B Y L A W S

OF

CEPHALON, INC.

(a Delaware Corporation)

ARTICLE I

OFFICE AND FISCAL YEAR

Section 1.01                                Registered Office.  — The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware until otherwise established by resolution of the board of directors, and a certificate certifying the change is filed in the manner provided by statute.

Section 1.02                                Other Offices — The corporation may also have offices at such other places within or without the State of Delaware as the board of directors may from time to time determine or the business of the corporation requires.

Section 1.03                                Fiscal Year.  — The fiscal year of the corporation shall end on the 31st of December in each year.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.01                                Place of Meeting. — All meetings of the stockholders of the corporation shall be held at the registered office of the corporation, or at such other place within or without the State of Delaware as shall be designated by the board of directors in the notice of such meeting.

Section 2.02                                Annual Meeting. — If required by applicable law, the board of directors shall fix the date and time of the annual meeting of the stockholders of the corporation and at said meeting the stockholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting.

Section 2.03                                Special Meetings. — Subject to the provisions of the certificate of incorporation and the provisions of these bylaws, special meetings of the stockholders of the corporation may be called at any time only by the chairman of the board, a majority of the board of directors or the president.  At any time, upon the written request of any person or persons who have duly called a special meeting in accordance herewith, which written request shall state the purpose or purposes of the meeting, it shall be the duty of the secretary to fix the date of the meeting which shall be held at such date and time as the secretary may fix, not less than ten nor more than 60 days after the receipt of the request, and to give due notice thereof.  If the secretary shall neglect or refuse to fix the time and date of such meeting and give notice thereof, the person or persons calling the meeting may do so.

Section 2.04                                Notice of Meetings. — Notice of the place, date and hour of every meeting of the stockholders, whether annual or special, shall be given to each stockholder of record entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting unless otherwise required by law, the certificate of incorporation or these bylaws.  Every notice of a special meeting shall state the purpose or purposes thereof.  If the notice is sent by mail, it shall be deemed to have been given when deposited in the United States mail, postage prepaid, directed to the stockholder at the address of the stockholder as it appears on the records of the corporation.

Section 2.05                                Quorum, Manner of Acting and Adjournment.

(a)                        Quorum. — The holders of a majority of the voting power of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders except as otherwise provided by the General Corporation Law of the State of Delaware (“DGCL”), by the certificate of incorporation or by these bylaws.  Any meeting of stockholders, annual or special, may be adjourned from time to time by the Chairman of the meeting, without notice other than announcement at the meeting, until a quorum is present or represented.  At any such adjourned meeting at which a quorum is present or represented, the corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

(b)                       Manner of Acting. — In all matters other than the election of directors, the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the corporation present in person or represented by proxy at the meeting and entitled to vote thereon shall be the act of the stockholders, unless the question is one upon which, by express provision of the applicable statute, the rules or regulations of any stock exchange applicable to the corporation, applicable law, pursuant to any regulation applicable to the corporation or its securities, the certificate of incorporation or these bylaws, a different vote is required in which case such express provision shall govern and control the decision of the question.  The stockholders present in person or by proxy at a duly organized meeting can continue to do business until adjournment, notwithstanding withdrawal of enough stockholders to leave less than a quorum. A nominee for director shall be elected if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election); provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the secretary of the corporation receives a notice that a stockholder has nominated a person for election to the board of directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Section 2.10 and (ii) such nomination has not been withdrawn by such stockholder on or before the fourteenth (14th) day before the corporation first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.  If a nominee for director, who is an incumbent director, is not elected, the director shall promptly offer to tender his or her resignation to the board of directors. The corporate governance and nominating committee, or such other committee designated by the board of directors, shall make a recommendation to the board of directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The board of directors shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within ninety (90) days following certification of the election results. The director who tenders his or her resignation shall not participate in the recommendation of the committee or the decision of the board of directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the board of directors, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected or his or her earlier resignation or removal. If the board of directors accepts a director’s resignation pursuant to this Section 2.05(b), or if a nominee for director is not elected and the nominee is not an incumbent director, the board of directors may fill the resulting vacancy pursuant to the provisions of Section 3.03 or may decrease the size of the board of directors pursuant to the provisions of Section 3.02.

Section 2.06                                Organization. — At every meeting of the stockholders, the chairman of the board, if there be one, or in the case of a vacancy in the office or absence of the chairman of the board, one of the following persons present in the order stated: the presiding director of the board, if there be one, the vice chairman, if one has been appointed, the president, the vice presidents in their order of rank or seniority, a chairman designated by the board of directors or a chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast, shall act as chairman, and the secretary, or, in the absence of the secretary, an assistant secretary, or in the absence of the secretary and the assistant secretaries, a person appointed by the chairman, shall act as secretary.

Section 2.07                                Voting.

(a)                        General Rule. — Unless otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote, in person or by proxy, for each share of capital stock having voting power held by such stockholder.

(b)                       Voting and Other Action by Proxy. —

(1)            A stockholder may execute a writing authorizing another person or persons to act for the stockholder as proxy.  Such execution may be accomplished by the stockholder or the authorized officer, director, employee or agent of the stockholder signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.  A stockholder may authorize another person or persons to act for the stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission if such telegram, cablegram or other means of electronic transmission sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder.

(2)            No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

(3)            A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

Section 2.08                                Consents to Corporate Action.

(a)                        Record Date.  The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the board of directors or as otherwise established under this Section 2.08.  Any person seeking to have the stockholders of the corporation authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the secretary and delivered to the corporation, request that a record date be fixed for such purpose.  The board of directors may fix a record date for such purpose which shall be no more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors and shall not precede the date such resolution is adopted.  If the board of directors fails within ten (10) days after the corporation receives such notice to fix a record date for such purpose, the record date shall be the day on which the first written consent is delivered to the corporation in the manner described in Section 2.08(b) below unless prior action by the board of directors is required under the DGCL, in which event the record date shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

(b)                       Procedures.

(1)            Every written consent purporting to take or authorizing the taking of corporate action and/or related revocations (each such written consent and related revocation is referred to in this Section 2.08 as a “Consent”) shall bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated Consent delivered in the manner required by this Section 2.08(b), Consents signed by a sufficient number of stockholders to take such action are so delivered to the corporation.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous Consent shall be given to those stockholders who have not consented in writing.

(2)            A Consent shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders of the corporation are recorded. Delivery to the corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.

(3)            Consents shall be valid for a maximum of sixty (60) days after the date of the earliest dated consent delivered to the corporation in the manner provided in Section 228(c) of the DGCL.  Prior to the delivery of consents signed by a sufficient number of holders to take corporate action, consents may be revoked by written notice (a) to the corporation, (b) to the stockholder or stockholders soliciting consents or soliciting revocations in opposition to action by consent (the “Soliciting Stockholders”), or (c) to a proxy solicitor or other agent designated by the corporation or the Soliciting Stockholders, as applicable.

(4)            Within ten (10) business days after receipt of the earliest dated Consent delivered to the corporation in the manner provided in Section 228(c) of the DGCL or the determination by the board of directors of the corporation that the corporation should seek corporate action by written consent, as the case may be, the secretary of the corporation shall engage nationally recognized independent inspectors of election for the purpose of performing a ministerial review of the validity of the Consents and revocations.  The cost of retaining inspectors of election shall be borne by the corporation.  For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the corporation that the consents delivered to the corporation in accordance with this Section 2.08 represent at least the minimum number of votes that would be necessary to take the corporate action.  Nothing contained in this Section 2.08(b)(iv) shall in any way be construed to suggest or imply that the board of directors or any stockholder shall not be entitled to contest the validity of any Consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(5)            Following appointment of the inspectors, Consents and revocations shall be delivered to the inspectors upon receipt by the corporation, the Soliciting Stockholder or their proxy solicitors or other designated agents.  As soon as practicable following the earlier of (a) the receipt by the inspectors, a copy of which shall be delivered to the corporation, of any written demand by the Soliciting Stockholders of the corporation, or (b) sixty (60) days after the date of the earliest dated Consent delivered to the corporation in the manner provided in Section 228(c) of the DGCL, the inspectors shall issue a preliminary report to the corporation and the Soliciting Stockholders stating the number of valid and unrevoked Consents received and whether, based on the preliminary count, the requisite number of valid and unrevoked Consents has been obtained to authorize or take the action specified in the Consents.

(6)            Unless the corporation and the Soliciting Stockholders shall agree to a shorter or longer period, the corporation and the Soliciting Stockholders shall have forty-eight (48) hours to review the Consents and revocations and to advise the inspectors and the opposing party in writing as to whether they intend to challenge the preliminary report of the inspectors.  If no written notice of an intention to challenge the preliminary report is received within forty-eight (48) hours after the inspectors’ issuance of the preliminary report, the inspectors shall issue to the corporation and the Soliciting Stockholders their final report containing the information from the inspectors’ determination with respect to whether the requisite number of valid and unrevoked Consents was obtained to authorize and take the action specified in the Consents.  If the corporation or the Soliciting Stockholders issue written notice of an intention to challenge the inspectors’ preliminary report within forty-eight (48) hours after the issuance of that report, a challenge session shall be scheduled by the inspectors as promptly as practicable.  Following completion of the challenge session, the inspectors shall as promptly as practicable issue their final report to the Soliciting Stockholders and the corporation, which report shall contain the information included in the preliminary report, plus any change in the vote total as a result of the challenge and a certification of whether the requisite number of valid and unrevoked Consents was obtained to authorize or take the action specified in the Consents.

Section 2.09                                Voting Lists. — The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting.  The list shall be arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, as required by applicable law.

Section 2.10                                Notice of Stockholder Business and Nominations.

(a)                        Annual Meeting of Stockholders.

(1)            Nominations of persons for election to the board of directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the board of directors or the chairman of the board or (c) by any stockholder of the corporation who was a stockholder of the corporation of record at the time the notice provided for in this Section 2.10 is delivered to the secretary of the corporation, who is entitled to vote at the meeting and complies with the notice procedures set forth in this Section 2.10.

(2)            For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (a)(1) of this Section 2.10, the stockholder must have given timely notice thereof in writing to the secretary of the corporation and such other business must otherwise be a proper matter for stockholder action.  To be timely, a stockholder’s notice shall be delivered to the secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred and twentieth day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred and twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the corporation.  In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.  Such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (and such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person with respect to stock of the corporation and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, such person or to increase or decrease the voting power or pecuniary or economic interest of such person with respect to stock of the corporation; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the by-laws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting, a description of all agreements, arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) (A) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (B) the name of each nominee holder of shares owned beneficially but not of record by such stockholder and the number of shares of stock held by each such nominee holder, and (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder with respect to stock of the corporation and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such stockholder, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, such stockholder or to increase or decrease the voting power or pecuniary or economic interest of such stockholder with respect to stock of the corporation, (iii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the proponent or the beneficial owner, if any, intends or is part of a group which intends to solicit proxies from other stockholders in support of such proposal or nomination.  The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting.  The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

(3)            Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 2.10 to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased board of directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this by-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.

(b)                       Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting.  Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (a) by or at the direction of the board of directors or (b) provided that the board of directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 2.10 is delivered to the secretary of the corporation, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this by-law.  In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(2) of this Section 2.10 shall be delivered to the secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than he close of business on the later of the ninetieth day prior to such special meeting, or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.  In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(c)                        General.

(1)            Only such persons who are nominated in accordance with the procedures set forth in this Section 2.10 shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.10.  Except as otherwise provided by law, the certificate of incorporation or these bylaws, the chairman of the meeting shall have the power and duty to (i) determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.10 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(2)(c)(iv) of this Section 2.10)and (ii) if any proposed nomination or business is not in compliance with this Section 2.10, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted.  Notwithstanding the foregoing provisions of this Section 2.10, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.

(2)            For purposes of this Section 2.10, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3)            Notwithstanding the foregoing provisions of this Section 2.10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.10; provided, however, that any references in these bylaws to the Exchange Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.10 and compliance with this Section 2.10 shall be the exclusive means for a stockholder to make nominations or submit proposals for any other business to be considered at an annual or special meeting of stockholders (other than, as provided in the penultimate sentence of (a)(2), matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act).  Nothing in this Section 2.10 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the certificate of incorporation.

Section 2.11                                Inspectors of Election.

(a)                        Appointment. — All elections of directors shall be by written ballot, unless otherwise provided in the certificate of incorporation; the vote upon any other matter need not be by ballot.  In advance of any meeting of stockholders the board of directors may appoint one or more inspectors, who need not be stockholders, to act at the meeting and to make a written report thereof.  The board of directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the person’s best ability.

(b)                       Duties. — The inspectors shall ascertain the number of shares outstanding and the voting power of each, shall determine the shares represented at the meeting and the validity of proxies and ballots, shall count all votes and ballots, shall determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and shall certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.  The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

(c)                        Polls. — The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting.  No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

(d)                       Reconciliation of Proxies and Ballots. — In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information transmitted in accordance with Section 2.07, ballots and the regular books and records of the corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record.  If the inspectors consider other reliable information for the limited purpose permitted in this subsection, the inspectors at the time they make their certification pursuant to subsection (b) shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

ARTICLE III

BOARD OF DIRECTORS

Section 3.01                                Powers. — All powers vested by law in the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.

Section 3.02                                Number of Term of Office. — The board of directors shall consist of such number of directors (other than directors elected by holders of shares of preferred stock of the corporation), not less than three nor more than nine, as may be determined from time to time by resolution of the board of directors.  Each director shall hold office until the annual meeting of the stockholders held next after his or her election and until a successor shall have been elected and qualified or until his or her earlier death, resignation or removal.

Section 3.03                                Vacancies. — Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having a right to vote as a single class may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until their successors are elected and qualified or until their earlier death, resignation or removal.  If there are no directors in office, then an election of directors may be held in the manner provided by statute.  Subject to the provisions of the certificate of incorporation, whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class of classes or series thereof then in office, or by a sole remaining director so elected.  If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Section 3.04                                Resignations. — Any director may resign at any time by giving written notice to the corporation.  The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation and, unless otherwise specified therein, the acceptance of the resignation shall not be necessary to make it effective.

Section 3.05                                Organization. — At every meeting of the board of directors, the chairman of the board, if there be one, or, in the case of a vacancy in the office or absence of the chairman of the board, one of the following officers present in the order stated:  the presiding director of the board, if there be one, the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or a chairman chosen by a majority of the directors present, shall preside, and the secretary, or, in the absence of the secretary, an assistant secretary, or in the absence of the secretary and the assistant secretaries, any person appointed by the chairman of the meeting, shall act as secretary.

Section 3.06                                Place of Meeting. — Meetings of the board of directors may be held at such place within or without the State of Delaware as the board of directors may from time to time determine, or as may be designated in the notice of the meeting.

Section 3.07                                Regular Meetings. — Regular meetings of the board of directors shall be held without notice at such time and place as shall be designated from time to time by resolution of the board of directors.

Section 3.08                                Special Meetings. — Special meetings of the board of directors shall be held whenever called by the president or by two or more of the directors.  Notice of every special meeting of the board of directors shall given to each director by telephone or facsimile or other electronic transmission or in writing at least 24 hours (in the case of notice by telephone or facsimile transmission or other electronic transmission) or 48 hours (in the case of notice by courier service or express mail) or five days (in the case of notice by first class mail) before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting.  Neither the business to be transacted at, nor the purpose of, any meeting of the board need be specified in a notice of the meeting.

Section 3.09                                Quorum, Manner of Acting and Adjournment.

(a)                        General Rule. — At all meetings of the board one-third of the total number of directors shall constitute a quorum for the transaction of business.  The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as may be otherwise specifically provided by the DGCL or by the certificate of incorporation or these by-laws. If a quorum is not present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

(b)                       Unanimous Consent. — Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any meeting of the board of directors, or any committee thereof, may be taken without a meeting, if all members of the board or such committee, as the case may be, consent thereto in writing in accordance with applicable law.

Section 3.10                                Executive and Other Committees.

(a)                        Establishment. — The corporation shall be governed by Section 141(c)(2) of the DGCL.  The board of directors may by resolution establish an Executive Committee and one or more other committees, each committee to consist of one or more directors.  The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee and the alternate or alternates, if any, designated for such member, the member or members of the committee present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.

(b)                       Powers. — The Executive Committee, if established, and any such other established committee, to the fullest extent permitted by law and to the extent provided in the resolutions of the Board of Directors, shall have and may exercise all the power and authority of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it.  Each committee so formed shall keep regular minutes of its meetings and report the same to the board of directors when required.

(c)                        Committee Procedures. — The term “board of directors” or “board,” when used in any provision of these bylaws relating to the organization or procedures of or the manner of taking action by the board of directors, shall be construed to include and refer to the Executive Committee or other committee of the board.

Section 3.11                                Compensation of Directors. — Unless otherwise restricted by the certificate of incorporation, the board of directors shall have the authority to fix the compensation of directors.

ARTICLE IV

NOTICE - WAIVERS - MEETINGS

Section 4.01                                Notice, What Constitutes. — Whenever, under the provisions of the DGCL or the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail (with messenger service specified), or courier service, charges prepaid, or by facsimile transmission or other means of electronic transmission to the address or fax number of the person appearing on the books of the corporation, or in the case of directors, supplied to the corporation for the purpose of notice.  If the notice is sent by mail or courier service, it shall be deemed to be given when deposited in the United States mail or with a courier service for delivery to that person or, in the case of facsimile transmission, when received.  If notice is given by electronic transmission, it shall be deemed given as provided by applicable law.

Section 4.02                                Waivers of Notice.

(a)                        Written Waiver. — Whenever notice is required to be given under any provisions of the DGCL or the certificate of incorporation or these bylaws, a written waiver, given by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any waiver of notice of such meeting.

(b)                       Waiver by Attendance. — Attendance of a person at a meeting, either in person or by proxy, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.

Section 4.03                                Exception to Requirements of Notice.

(a)                        General Rule. — Whenever notice is required to be given, under any provision of the DGCL or of the certificate of incorporation or these bylaws, to any person with whom communication is unlawful, the giving of such notice of such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person.  Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.

(b)                       Stockholders Without Forwarding Addresses. — Whenever notice is required to be given, under any provision of the DGCL or the certificate of incorporation or these bylaws, to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such person at his or her address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required.  Any action or meeting which shall be taken or held without notice of such person shall have the same force and effect as if such notice had been duly given.  If any such person shall deliver to the corporation a written notice setting forth the person’s then current address, the requirement that notice be given to such person shall be reinstated.

Section 4.04                                Conference Telephone Meetings. — One or more directors may participate in a meeting of the board, or of a committee of the board, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

ARTICLE V

OFFICERS

Section 5.01                                Number, Qualifications and Designation. — The officers of the corporation shall be chosen by the board of directors and shall be a president, one or more vice presidents, a secretary, a treasurer, and such other officers as may be elected in accordance with the provisions of Section 5.03 of this Article.  Any number of offices may be held by the same person. Officers may, but need not, be directors or stockholders of the corporation. The board of directors may elect from among the members of the board a chairman of the board and a vice chairman of the board who shall be officers of the corporation.  The president shall be the chief executive officer of the corporation unless the chairman of the board is so designated by the board of directors.

Section 5.02                                Election and Term of Office. — The officers of the corporation, except those elected by delegated authority pursuant to Section 5.03 of this Article, shall be elected annually by the board of directors, and each such officer shall hold his office until a successor is elected and qualified, or until his or her earlier resignation or removal.  Any officer may resign at any time upon notice to the corporation.

Section 5.03                                Subordinate Officers, Committee and Agents. — The board of directors may from time to time elect such other officers and appoint such committees, employees or other agents as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these bylaws, or as the board of directors may from time to time determine.  The board of directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

Section 5.04                                The Chairman and Vice Chairman of the Board. — The chairman of the board, if there be one, or in the absence of the chairman, the presiding director, if there be one, or, in the absence of either, the vice chairman of the board, if there be one, shall preside at all meetings of the stockholders and of the board of directors, and shall perform such other duties as may from time to time be assigned to them by the board of directors.

Section 5.05                                The President. — The president shall have general supervision over the business and operations of the corporation, subject, however, to the control of the board of directors.  The president shall, in general, perform all duties incident to the office of president, and such other duties as from time to time may be assigned by the board of directors and, if the chairman of the board is the chief executive officer, the chairman of the board.

Section 5.06                                The Vice Presidents. — The vice presidents shall perform the duties of the president in the absence of the president and such other duties as may from time to time be assigned to them by the board of directors or by the president.

Section 5.07                                The Secretary. — The secretary, or an assistant secretary, shall attend all meetings of the stockholders and of the board of directors and shall record the proceedings of the stockholders and of the directors and of committees of the board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the corporation as required by law; shall be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, shall perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned by the board of directors or the president.

Section 5.08                                The Treasurer. — The treasurer, or an assistant treasurer, shall have or provide for the custody of the funds or other property of the corporation and shall keep a separate book account of the same to his credit as treasurer; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the corporation; shall deposit all funds in his or her custody as treasurer in such banks or other places of deposit as the board of directors may from time to time designate; whenever so required by the board of directors, shall render an account showing his or her transactions as treasurer and the financial condition of the corporation; and, in general, shall discharge such other duties as may from time to time be assigned by the board of directors or the president.

Section 5.09                                Officers’ Bonds. — No officer of the corporation need provide a bond to guarantee the faithful discharge of the officer’s duties unless the board of directors shall by resolution so require a bond in which event such officer shall give the corporation a bond (which shall be renewed if and as required) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of office.

Section 5.10                                Salaries. — The salaries of the officers and agents of the corporation elected by the board of directors shall be fixed from time to time by the board of directors.

ARTICLE VI

CERTIFICATES OF STOCK, TRANSFER, ETC.

Section 6.01                                Form and Issuance.

(a)                        Issuance. — The shares of the corporation shall be represented by certificates unless the board of directors shall by resolution provide that some or all of any class or series of stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the corporation.  Notwithstanding the adoption of any resolution providing for uncertificated shares, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by, the chairman or vice chairman of the board of directors, or the president or vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary, representing the number of shares registered in certificate form.

(b)                       Form and Records. — Stock certificates of the corporation shall be in such form as approved by the board of directors.  The stock record books and the blank stock certificate books shall be kept by the secretary or by any agency designated by the board of directors for that purpose.  The stock certificates of the corporation shall be numbered and registered in the stock ledger and transfer books of the corporation as they are issued.

(c)                        Signatures. — Any of or all the signatures upon the stock certificates of the corporation may be a facsimile.  In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer, transfer agent or registrar, before the certificate is issued, it may be issued with the same effect as if the signatory were such officer, transfer agent or registrar at the date of its issue.

Section 6.02                                Transfer. — Transfers of shares shall be made on the share registrar or transfer books of the corporation upon surrender of the certificate therefor, endorsed by the person named in the certificate or by an attorney lawfully constituted in writing.  No transfer shall be made which would be inconsistent with the provisions of Article 8, Title 6 of the Delaware Uniform Commercial Code-Investment Securities.

Section 6.03                                Lost, Stolen, Destroyed or Mutilated Certificates. — The board of directors may direct a new certificate of stock or uncertificated shares to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the legal representative of the owner, to give the corporation a bond sufficient to indemnify against any claim that may be made against the corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate or uncertificated shares.

Section 6.04                                Record Holder of Shares. — The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 6.05                                Determination of Stockholders of Record.

(a)                        Meetings of Stockholders. — In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than 60 nor less than ten days before the date of such meeting.  If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders or record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting.

(b)                       Dividends. — In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

Section 6.06                                Transfer of Rights by Acquiring Person.  Rights issued pursuant to the Amended and Restated Rights Agreement, dated as of January 1, 1999, between the Company and StockTrans (the “Rights Agreement”) may be transferred by an Acquiring Person or an Associate or Affiliate of an Acquiring Person (as such terms are defined in the Rights Agreement) only in accordance with the terms of, and subject to the restrictions contained in, the Rights Agreement.

ARTICLE VII

INDEMNIFICATION OF DIRECTORS, OFFICERS AND
OTHER AUTHORIZED REPRESENTATIVES

Section 7.01                                Indemnification of Authorized Representatives in Third Party Proceedings. — The corporation shall indemnify any person who was or is an authorized representative of the corporation, and who was or is a party, or is threatened to be made a party to any third party proceeding, by reason of the fact that such person was or is an authorized representative of the corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal third party proceeding, had no reasonable cause to believe such conduct was unlawful.  The termination of any third party proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the authorized representative did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal third party proceeding, had reasonable cause to believe that such conduct was unlawful. Notwithstanding anything to the contrary herein, and except as otherwise provided in Section 7.06, the corporation shall not be required to indemnify any person in connection with a proceeding (or part thereof) commenced by such person unless the commencement of such proceeding (or part thereof) was authorized by the board of directors.

Section 7.02                                Indemnification of Authorized Representatives in Corporate Proceedings. — The corporation shall indemnify any person who was or is an authorized representative of the corporation and who was or is a party or is threatened to be made a party to any corporate proceeding, by reason of the fact that such person was or is an authorized representative of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate proceeding if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such corporate proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 7.03                                Mandatory Indemnification of Authorized Representatives. — To the extent that an authorized representative or other employee or agent of the corporation has been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

Section 7.04                                Determination of Entitlement to Indemnification. — Any indemnification under Section 7.01, 7.02 or 7.03 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the authorized representative or other employee or agent is proper in the circumstances because such person has either met the applicable standard of conduct set forth in Section 7.01 or 7.02 or has been successful on the merits or otherwise as set forth in Section 7.03 and that the amount requested has been actually and reasonably incurred.  Such determination shall be made:

(1)                                  by the board of directors by a majority vote of the directors who were not parties to such third party or corporate proceeding, even though less than a quorum; or

(2)                                  by a committee of such directors designated by majority vote of such directors, even though less than a quorum; or

(3)                                  if there are no such directors, or if such directors so directs, by independent legal counsel in a written opinion; or

(4)                                  by the stockholders.

Section 7.05                                Advancing Expenses. — Expenses actually and reasonably incurred in defending a third party or corporate proceeding shall be paid on behalf of a person who was or is an authorized representative by the corporation in advance of the final disposition of such third party or corporate proceeding upon receipt of an undertaking (if required by law) by or on behalf of the authorized representative to repay such amount if it shall ultimately be determined that the authorized representative is not entitled to be indemnified by the corporation as authorized in this Article.  The financial ability of any person who was or is an authorized representative to make a repayment contemplated by this Section shall not be a prerequisite to the making of an advance.  Expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

Section 7.06                                Claims. — If a claim for indemnification or advancement of expenses under this Article VII is not paid in full within thirty days after a written claim therefor by a person covered by Article VII hereof has been received by the corporation, such person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim.  In any such action, the corporation shall have the burden of proving that such person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 7.07                                Definitions. — For purposes of this Article:

(1)                                  “authorized representative” shall mean any and all directors and officers of the corporation and any person designated as an authorized representative by the board of directors of the corporation (which may, but need not, include any person serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise);

(2)                                  “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation of merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued;

(3)                                  “corporate proceeding” shall mean any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor or investigative proceeding by the corporation;

(4)                                  “criminal third party proceeding” shall include any action or investigation which could or does lead to a criminal third party proceeding;

(5)                                  “expenses” shall include attorneys’ fees and disbursements;

(6)                                  “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan;

(7)                                  “not opposed to the best interests of the corporation” shall include actions taken in good faith and in a manner the authorized representative reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan;

(8)                                  “other enterprises” shall include employee benefit plans;

(9)                                  “party” shall include the giving of testimony or similar involvement;

(10)                            “serving at the request of the corporation” shall include any service as a director, officer or employee of the corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants, or beneficiaries; and

(11)                            “third party proceeding” shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation.

Section 7.08                                Insurance. — The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or person and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.

Section 7.09                                Scope of Article. — The indemnification of authorized representatives and advancement of expenses, as authorized by the preceding provisions of this Article, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.  The indemnification and advancement of expenses provided by or granted pursuant to this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an authorized representative and shall inure to the benefit of the heirs, executors and administrators of such a person.  Any repeal or modification of, or adoption of any provision inconsistent with, this Article shall not adversely affect any rights to indemnification and to the advancement of expenses of any person who was or is an authorized representative granted pursuant to this Article existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

Section 7.10                                Reliance on Provisions. — Each person who shall act as an authorized representative of the corporation shall be deemed to be doing so in reliance upon rights of indemnification provided by this Article.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.01                                Dividends. — Subject to the restrictions contained in the DGCL and any restrictions contained in the certificate of incorporation, the board of directors may declare and pay dividends upon the shares of capital stock of the corporation.

Section 8.02                                Contracts. — Except as otherwise provided in these bylaws, the board of directors may authorize any officer or officers including the chairman and vice chairman of the board of directors, or any agent or agents, to enter into any contract or to execute or deliver any instrument on behalf of the corporation and such authority may be general or confined to specific instances.

Section 8.03                                Checks. — All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the board of directors may from time to time designate.

Section 8.04                                Corporate Seal. — The corporation may have a corporate seal, which shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.”  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 8.05                                Deposits. — All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the board of directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the board of directors shall from time to time determine.

Section 8.06                                Corporate Records.

(a)                        Examination by Stockholders. — Every stockholder of record shall, upon written demand under oath stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business, for any proper purpose, the stock ledger, list of stockholders, books or records of account, and records of the proceedings of the stockholders and directors of the corporation, and to make copies or extracts therefrom.  A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder.  In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder.  The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.  Where the stockholder seeks to inspect the books and records of the corporation, other than its stock ledger or list of stockholders, the stockholder shall first establish (1) that the stockholder has complied with the provisions of this section respecting the form and manner of making demand for inspection of such documents; and (2) that the inspection sought is for a proper purpose.  Where the stockholder seeks to inspect the stock ledger or list of stockholders of the corporation and has complied with the provisions of this section respecting the form and manner of making demand for inspection of such documents, the burden of proof shall be upon the corporation to establish that the inspection sought is for an improper purpose.

(b)                       Examination by Directors. — Any director shall have the right to examine the corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to the person’s position as a director.

Section 8.07                                Amendment of Bylaws.  These bylaws may be altered, amended or repealed or new bylaws may be adopted either (1) by vote of the stockholders at a duly organized annual or special meeting of stockholders by the affirmative vote of the holders of a majority of voting power of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, or (2) by vote of a majority of the board of directors at any regular or special meeting of directors if such power is conferred upon the board of directors by the certificate of incorporation.

These Fourth Amended and Restated Bylaws reflect all amendments as adopted by the Board of Directors of the corporation on or before March 10, 2011.